                                                                     Exhibit 5.1

                   Skadden, Arps, Slate, Meagher & Flom LLP
                              Four Times Square
                              New York, NY 10036

                                                                    May 16, 2001
Unilab Corporation
18448 Oxnard Street
Tarzana, California 91356

                      Re:  Unilab Corporation
                           Registration Statement on Form S-1
                           (File No. 333-60154)
                           -------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Unilab Corporation, a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 6,700,000 shares (the "Firm Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), and up to an additional 1,005,000 shares (the "Option Shares") of Common Stock subject to an over-allotment option to be granted by the Company to the Underwriters (as defined below). The Firm Shares and the Option Shares are collectively referred to hereinafter as the "Shares."

          This opinion is being furnished in accordance with the requirements of
Item 601(b) (5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-60154), as filed with the Securities and Exchange Commission (the "Commission") on May 3, 2001 under the Securities Act, and Amendment No. 1 to the Registration Statement, to be filed with the

Unilab Corporation
May 16, 2001
Page 2

Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation, as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement;
(iii) a specimen certificate evidencing the Common Stock; (iv) the Third Amended and Restated Certificate of Incorporation of the Company; (v) the Third Amended and Restated By-laws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, its directors and officers, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the corporate law of the State of Delaware.

Unilab Corporation
May 16, 2001
Page 3

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act;
(ii) the Underwriting Agreement has been duly executed and delivered; and (iii) the certificates representing the Shares, in the form of the specimen certificates examined by us, have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   Skadden, Arps, Slate, Meagher & Flom LLP





                                       3